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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Pre-Effective Amendment No. 6 to Registration Statement on Form S-1 of our report dated June 10, 1999 (except as to the second paragraph of Note 1, Note 10 and Note 16, which is as of August 23, 1999) relating to the financial statements and financial statement schedule of Intellesale.com, Inc. and its predecessor companies, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
January 3, 2000